Exhibit 99.2

FOR RELEASE: 11/2/2007

MEDIA CONTACT: Ben Kiser, 402.458.3024
INVESTOR CONTACT: Cheryl Watson, 317.469.2064

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE THIRD QUARTER 2007

The following supplemental information should be read in connection with the third-quarter 2007 earnings press release of Nelnet, Inc. (the "Company"), dated November 2, 2007.

Information contained in this earnings supplement, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance, or financial condition expressed or implied by the forward-looking statements are the uncertain nature of the estimated expenses that may be incurred and cost savings that may result from the Company's strategic initiatives, changes in terms of student loans and the educational credit marketplace, changes in legislation impacting the student loan market, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans. Certain prior year amounts have been reclassified to conform to the current period presentation. Information as of September 30, 2007 and 2006 and for the three months and nine months ended September 30, 2007 and 2006 is unaudited. For more information see our filings with the Securities and Exchange Commission.


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              THREE MONTHS ENDED                NINE MONTHS ENDED
                                                    --------------------------------------  --------------------------
                                                    SEPTEMBER 30,  JUNE 30,   SEPTEMBER 30, SEPTEMBER 30, EPTEMBER 30,
                                                        2007         2007         2006          2007          2006
                                                    ------------ ------------ ------------  ------------  ------------
                                                     (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

Interest income:
  Loan interest                                   $   460,103      439,720      401,704     1,317,936     1,133,093
  Variable-rate floor income                              597            -            -           597             -
  Amortization of loan premiums and deferred
      origination costs                               (23,449)     (22,634)     (21,568)      (67,142)      (64,555)
  Investment interest                                  21,023       18,783       25,938        61,231        69,664
                                                  ------------ ------------ ------------  ------------  ------------
     Total interest income                            458,274      435,869      406,074     1,312,622     1,138,202

Interest expense:
  Interest on bonds and notes payable                 393,875      367,893      333,766     1,112,263       893,559
                                                  ------------ ------------ ------------  ------------  ------------

     Net interest income                               64,399       67,976       72,308       200,359       244,643
Less provision for loan losses                         18,340        2,535        1,700        23,628        13,508
                                                  ------------ ------------ ------------  ------------  ------------
     Net interest income after provision
            for loan losses                            46,059       65,441       70,608       176,731       231,135
                                                  ------------ ------------ ------------  ------------  ------------
Other income (expense):
  Loan and guarantee servicing income                  33,040       31,610       32,212        95,116        91,428
  Other fee-based income                               38,025       38,262       31,221       116,316        65,450
  Software services income                              5,426        5,848        4,399        17,022        11,826
  Other income                                          7,520        2,937       13,578        17,336        18,471
  Derivative market value, foreign currency,
     and put option adjustments                        18,449        5,547      (79,908)       11,866       (11,565)
  Derivative settlements, net                          (2,336)       5,196        4,973         7,100        16,419
                                                  ------------ ------------ ------------  ------------  ------------
     Total other income (expense)                     100,124       89,400        6,475       264,756       192,029
                                                  ------------ ------------ ------------  ------------  ------------
Operating expenses:
  Salaries and benefits                                60,545       59,761       57,134       182,010       161,386
  Other expenses                                       52,511       54,394       50,965       159,792       130,108
  Amortization of intangible assets                    10,885        6,491        6,189        24,014        17,304
  Impairment of assets                                 49,504            -            -        49,504             -
                                                  ------------ ------------ ------------  ------------  ------------
     Total operating expenses                         173,445      120,646      114,288       415,320       308,798
                                                  ------------ ------------ ------------  ------------  ------------

     Income (loss) before taxes                       (27,262)      34,195      (37,205)       26,167       114,366

Income tax expense (benefit)                          (10,664)      13,306      (13,744)        9,906        42,336
                                                  ------------ ------------ ------------  ------------  ------------
     Income (loss) before minority interest           (16,598)      20,889      (23,461)       16,261        72,030

Minority interest in net earnings of subsidiaries           -            -            -             -          (242)
                                                  ------------ ------------ ------------  ------------  ------------

     Income (loss) from continuing operations         (16,598)      20,889      (23,461)       16,261        71,788

Income (loss) from discontinued operations,
  net of tax                                              909       (6,135)       1,107        (2,416)        3,677
                                                  ------------ ------------ ------------  ------------  ------------
     Net income (loss)                            $   (15,689)      14,754      (22,354)       13,845        75,465
                                                  ============ ============ ============  ============  ============
Earnings (loss) per share, basic and diluted:
     Income (loss) from continuing operations     $     (0.34)        0.42        (0.44)         0.32          1.33
     Income (loss) from discontinued
        operations, net of tax                           0.02        (0.12)        0.02         (0.04)         0.07
                                                  ------------ ------------ ------------  ------------  ------------
     Net income (loss)                            $     (0.32)        0.30        (0.42)         0.28          1.40
                                                  ============ ============ ============  ============  ============
Weighted average shares outstanding                49,018,091   49,452,960   53,348,466    49,810,552    53,959,075


CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                      AS OF         AS OF         AS OF
                                                  SEPTEMBER 30,  DECEMBER 31,  SEPTEMBER 30,
                                                      2007           2006          2006
                                                  -------------  ------------  ------------
                                                   (UNAUDITED)                   (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                 $ 26,596,123    23,789,552    22,933,718
    Cash, cash equivalents, and investments          1,451,772     1,773,751     1,803,476
    Goodwill                                           164,695       191,420       185,405
    Intangible assets, net                             119,242       161,588       164,630
    Assets of discontinued operations                        -        27,309        37,445
    Other assets                                     1,010,632       853,253       785,914
                                                  -------------  ------------  ------------
      Total assets                                $ 29,342,464    26,796,873    25,910,588
                                                  =============  ============  ============
Liabilities:
    Bonds and notes payable                       $ 28,234,147    25,562,119    24,690,245
    Liabilities of discontinued operations                   -         7,732        15,284
    Other liabilities                                  516,424       555,172       523,798
                                                  -------------  ------------  ------------
      Total liabilities                             28,750,571    26,125,023    25,229,327
                                                  -------------  ------------  ------------
Shareholders' equity                                   591,893       671,850       681,261
                                                  -------------  ------------  ------------
      Total liabilities and shareholders' equity  $ 29,342,464    26,796,873    25,910,588
                                                  =============  ============  ============

Return on average total assets                           0.07%         0.27%         0.41%
Return on average equity                                 2.99%         9.64%        14.08%
Shareholders' equity to total assets                     2.02%         2.51%         2.63%

LEGISLATIVE DEVELOPMENTS

On September 27, 2007, the President signed into law the College Cost Reduction and Access Act of 2007 (the "Act"). This legislation contains provisions with significant implications for participants in the Federal Family Education Loan Program ("FFEL Program" or "FFELP") by cutting funding to the FFEL Program by $20 billion over the next five years as estimated by the Congressional Budget Office. Among other things, the Act:

        o Reduces special allowance payments to for-profit lenders and not-for-profit lenders by 0.55 percentage points and 0.40 percentage points, respectively, for both Stafford and Consolidation Loans disbursed on or after October 1, 2007;

        o Reduces special allowance payments to for-profit lenders and not-for-profit lenders by 0.85 percentage points and 0.70 percentage points, respectively, for PLUS loans disbursed on or after October 1, 2007;

        o Increases origination fees paid by lenders on all FFELP loan types, from 0.5 percent to 1.0 percent, for all loans first disbursed on or after October 1, 2007;

        o Eliminates all provisions relating to Exceptional Performer status, and the monetary benefit associated with it, effective October 1, 2007; and

        o For loans first disbursed on or after October 1, 2012, reduces default insurance to 95 percent of the unpaid principal of such loans.

The impact of this legislation will reduce the annual yield on FFELP loans originated after October 1, 2007.

Upon passage of the Act, management evaluated the carrying amount of goodwill and certain intangible assets. Based on the legislative changes and the student loan business model modifications the Company implemented as a result of the legislative changes (see "Restructuring" below), the Company recorded an impairment charge of $39.4 million ($24.5 million after tax) during the third quarter of 2007. This charge is included in "impairment of assets" on the Company's consolidated statements of operations.

During the three month period ended September 30, 2007, the Company also recorded an expense of $15.7 million ($9.7 million after tax) to increase the Company's allowance for loan losses related to the increase in risk share as a result of the elimination of the Exceptional Performer program.

RESTRUCTURING

On September 6, 2007, the Company announced a strategic initiative to create efficiencies and lower costs in advance of the anticipated passage of federal legislation impacting the student loan programs in which the Company participates.

In anticipation of the federally driven cuts to the student loan programs, management initiated a variety of strategies to modify the Company's student loan business model, including lowering the cost of student loan acquisition, creating efficiencies in its asset generation business, and decreasing operating expenses through a reduction in workforce and realignment of operating facilities. These strategies will result in the net reduction of approximately 400 positions in the Company's overall workforce, which includes the elimination of approximately 500 jobs and creating approximately 100 jobs at the Company's larger facilities. In addition, the Company is simplifying its operating structure to leverage its larger facilities and technology by closing five small origination offices and downsizing its presence in Indianapolis. Implementation of the plan began immediately and is expected to be substantially complete during the fourth quarter of 2007.

The Company estimates that the charge to earnings associated with these strategic decisions will be fully recognized during 2007 and will total approximately $20.5 million ($12.7 million after tax), consisting of approximately $6.4 million ($4.0 million after tax) in severance costs, approximately $4.0 million ($2.5 million after tax) in contract termination costs, and approximately $10.1 million ($6.2 million after tax) in non-cash charges primarily related to the impairment of property and equipment.

During the three month period ended September 30, 2007, the Company recorded restructuring charges of $15.0 million ($9.3 million after tax). Selected information relating to the restructuring charge follows:

                                                    EMPLOYEE                   WRITE-DOWN
                                                   TERMINATION    LEASE       OF PROPERTY
                                                    BENEFITS   TERMINATIONS  AND EQUIPMENT    TOTAL
                                                 ------------- ------------  -------------  ----------
                                                                  (DOLLARS IN THOUSANDS)
Restructuring costs recognized during the three
  month period ended September 30, 2007          $   4,788 (a)       168 (b)     10,060 (c)   15,016

Write-down of assets to net realizable value             -             -        (10,060)     (10,060)

Cash payments                                       (2,542)            -              -       (2,542)
                                                 -----------   ----------    -----------    ----------

Restructuring accrual as of September 30, 2007   $   2,246           168              -        2,414
                                                 ===========   ==========    ===========    ==========

(a) Employee termination benefits are included in "salaries and benefits" on the consolidated statements of operations.

(b) Lease termination costs are included in "other expenses" on the consolidated statements of operations.

(c) Costs related to the write-down of property and equipment are included in "impairment of assets" on the consolidated statements of operations.

Selected information relating to the restructuring charge by operating segment and Corporate Activity and Overhead follows:


                                     RESTRUCTURING COSTS
                                     RECOGNIZED DURING
                                      THE THREE MONTH     WRITE-DOWN OF                      RESTRUCTURING
                                        PERIOD ENDED      ASSETS TO NET                      ACCRUAL AS OF
    OPERATING SEGMENT                SEPTEMBER 30, 2007  REALIZABLE VALUE  CASH PAYMENTS   SEPTEMBER 30, 2007
-----------------------------------  ------------------  ----------------  --------------  ------------------
                                                              (DOLLARS IN THOUSANDS)
Asset Generation and Management        $        2,169            (248)         (1,428)                493

Student Loan and Guaranty Servicing             1,231               -            (389)                842

Tuition Payment Processing and
  Campus Commerce                                   -               -               -                   -

Enrollment Services and List
  Management                                      737               -            (509)                228

Software and Technical Services                    58               -               -                  58

Corporate Activity and Overhead                10,821          (9,812)           (216)                793
                                     ------------------  ----------------  --------------  ------------------
                                       $       15,016         (10,060)         (2,542)              2,414
                                     ==================  ================  ==============  ==================



                                                                                    REMAINING
                                                                                RESTRUCTURING COSTS
                                                                                   EXPECTED TO BE
                                                              RESTRUCTURING      RECOGNIZED DURING
                                                            COSTS RECOGNIZED      THE THREE MONTH
                                           ESTIMATED        DURING THE THREE       PERIOD ENDED
                                      TOTAL RESTRUCTURING  MONTH PERIOD ENDED    DECEMBER 31, 2007
        OPERATING SEGMENT                    COSTS         SEPTEMBER 30, 2007   (4TH QUARTER 2007)
------------------------------------- -------------------  ------------------   ----------------
                                                          (DOLLARS IN THOUSANDS)

Asset Generation and Management         $        2,688               2,169                519

Student Loan and Guaranty Servicing              1,818               1,231                587

Tuition Payment Processing and
  Campus Commerce                                    -                   -                  -

Enrollment Services and List
  Management                                       969                 737                232

Software and Technical Services                     58                  58                  -

Corporate Activity and Overhead                 14,920              10,821              4,099
                                      -------------------  ------------------   ----------------
                                        $       20,453              15,016              5,437
                                      ===================  ==================   ================

DISCONTINUED OPERATIONS

On May 25, 2007, the Company sold EDULINX Canada Corporation ("EDULINX"), a Canadian student loan service provider and subsidiary of the Company. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations in the accompanying consolidated statements of operations for all periods presented. The components of the income (loss) from discontinued operations are presented below:

                                                                     THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                         ----------------------------------------  --------------------------
                                                         SEPTEMBER 30,  JUNE 30,    SEPTEMBER 30,  SEPTEMBER 30, SEPTEMBER 30,
                                                             2007         2007          2006           2007         2006
                                                         ------------- ------------ -------------  ------------- ------------
                                                                                (DOLLARS IN THOUSANDS)
Operating income of discontinued operations, net of tax  $          -        2,906         1,107          5,716        3,677
Gain (loss) on disposal, net of tax                               909       (9,041)            -         (8,132)           -
                                                         ------------- ------------ -------------  ------------- ------------

Income (loss) from discontinued operations, net of tax   $        909       (6,135)        1,107         (2,416)       3,677
                                                         ============= ============ =============  ============= ============


The following operations related to EDULINX have been segregated from continuing operations and reported as discontinued operations through the date of disposition.

                                             THREE MONTHS ENDED                NINE MONTHS ENDED
                                  --------------------------------------  --------------------------
                                   SEPTEMBER 30,  JUNE 30,  SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                       2007        2007         2006          2007          2006
                                  ------------- ----------  ------------  ------------  ------------
                                                         (DOLLARS IN THOUSANDS)
Net interest income               $          -         53            48           124           176
Other income                                 -     12,480        16,256        31,511        48,190
Operating expenses                           -     (7,669)      (14,554)      (22,357)      (42,563)
                                  ------------- ----------  ------------  ------------  ------------
Income before income taxes                   -      4,864         1,750         9,278         5,803
Income tax expense                           -      1,958           643         3,562         2,126
                                  ------------- ----------  ------------  ------------  ------------
Operating income of discontinued
   operations, net of tax         $          -      2,906         1,107         5,716         3,677
                                  ============= ==========  ============  ============  ============

NON-GAAP PERFORMANCE MEASURES

In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"), the Company prepares financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on a non-GAAP performance measure referred to as base net income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results.

Base net income is the primary financial performance measure used by management to develop financial plans, allocate resources, track results, evaluate performance, establish corporate performance targets, and determine incentive compensation. The Company's board of directors utilizes base net income to set performance targets and evaluate management's performance. The Company also believes analysts, rating agencies, and creditors use base net income in their evaluation of the Company's results of operations. While base net income is not a substitute for reported results under GAAP, the Company utilizes base net income in operating its business because base net income permits management to make meaningful period-to-period comparisons by eliminating the temporary volatility in the Company's performance that arises from certain items that are primarily affected by factors beyond the control of management. Management believes base net income provides additional insight into the financial performance of the core business activities of the Company's operations.

The following table provides a reconciliation of GAAP net income (loss) to base and adjusted base net income (loss).

                                                                 THREE MONTHS ENDED                NINE MONTHS ENDED
                                                     ---------------------------------------  ---------------------------
                                                      SEPTEMBER 30,   JUNE 30,  SEPTEMBER 30, SEPTEMBER 30,  SEPTEMBER 30,
                                                          2007         2007         2006         2007           2006
                                                     --------------  ---------  ------------  ------------  -------------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

GAAP net income (loss)                               $     (15,689)    14,754       (22,354)       13,845         75,465
Base adjustments:
    Derivative market value, foreign currency,
      and put option adjustments                           (18,449)    (5,547)       79,908       (11,866)        11,565
    Amortization of intangible assets                       10,885      6,491         6,189        24,014         17,304
    Non-cash stock based compensation
      related to business combinations                         503        476           476         1,456          1,271
    Variable-rate floor income                                (597)         -             -          (597)             -
                                                     --------------  ---------  ------------  ------------  -------------
Total base adjustments before income taxes                  (7,658)     1,420        86,573        13,007         30,140
Net tax effect (a)                                           2,971       (568)      (31,554)       (4,128)       (10,002)
                                                     --------------  ---------  ------------  ------------  -------------
Total base adjustments                                      (4,687)       852        55,019         8,879         20,138
                                                     --------------  ---------  ------------  ------------  -------------
     Base net income (loss)                                (20,376)    15,606        32,665        22,724         95,603
Discontinued operations, net of tax:
    Operating income of discontinued operations                  -     (2,906)       (1,107)       (5,716)        (3,677)
    (Gain) loss on disposal                                   (909)     9,041             -         8,132              -
                                                     --------------  ---------  ------------  ------------  -------------
     Base net income (loss), excluding discontinued
      operations                                           (21,285)    21,741        31,558        25,140         91,926

Adjustments to base net income (loss):
    Special allowance yield adjustment (b)                       -          -             -             -        (24,460)
    Derivative settlements, net                                  -          -        (7,909)            -        (19,794)
                                                     --------------  ---------  ------------  ------------  -------------
Total adjustments to base net income (loss)
      before income taxes                                        -          -        (7,909)            -        (44,254)
Net tax effect (a)                                               -          -         3,006             -         16,817
                                                     --------------  ---------  ------------  ------------  -------------
Total adjustments to base net income (loss)                      -          -        (4,903)            -        (27,437)
                                                     --------------  ---------  ------------  ------------  -------------
    Adjusted base net income (loss),
      excluding discontinued operations              $     (21,285)    21,741        26,655        25,140         64,489
                                                     ==============  =========  ============  ============  =============
Earnings (loss) per share, basic and diluted:
    GAAP net income (loss)                           $       (0.32)      0.30         (0.42)         0.28           1.40
    Total base adjustments                                   (0.10)      0.02          1.03          0.18           0.37
                                                     --------------  ---------  ------------  ------------  -------------
         Base net income (loss)                              (0.42)      0.32          0.61          0.46           1.77
Discontinued operations, net of tax:
    Operating income of discontinued operations                  -      (0.06)        (0.02)        (0.12)         (0.07)
    (Gain) loss on disposal                                  (0.02)      0.18             -          0.16              -
                                                     --------------  ---------  ------------  ------------  -------------
     Base net income (loss), excluding
      discontinued operations                                (0.44)      0.44          0.59          0.50           1.70

    Total adjustments to base net income (loss)                  -          -         (0.10)            -          (0.50)
                                                     --------------  ---------  ------------  ------------  -------------
      Adjusted base net income (loss),
          excluding discontinued operations          $       (0.44)      0.44          0.49          0.50           1.20
                                                     ==============  =========  ============  ============  =============

(a) Tax effect computed at 38%. The change in the value of the put options are not tax effected as this is not deductible for income tax purposes.

(b) On January 19, 2007, the Company entered into a Settlement Agreement (the "Agreement") with the Department of Education (the "Department") to resolve the audit by the Department's Office of Inspector General (the "OIG") of the Company's portfolio of student loans receiving 9.5% special allowance payments. Under the terms of the Agreement, all 9.5% special allowance payments were eliminated for periods on and after July 1, 2006. The Company had been deferring recognition of 9.5% special allowance payments related to those loans subject to the OIG audit effective July 1, 2006 pending satisfactory resolution of this issue.


LIMITATIONS OF BASE NET INCOME

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons discussed above, management believes base net income is an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, base net income is subject to certain general and specific limitations that investors should carefully consider. For example, unlike financial statements prepared in accordance with GAAP, the Company's base net income presentation does not represent a comprehensive basis of accounting. In addition, the Company's base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Investors, therefore, may not be able to compare the Company's performance with that of other companies based upon base net income. Base net income results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely monitored and used by the Company's management and board of directors to assess performance and information which the Company believes is important to analysts, rating agencies, and creditors.

Other limitations of base net income arise from the specific adjustments that management makes to GAAP results to derive base net income results. These differences are described below.

DIFFERENCES BETWEEN GAAP AND BASE NET INCOME

Management's financial planning and evaluation of operating results does not take into account the following items because their volatility and/or inherent uncertainty affect the period-to-period comparability of the Company's results of operations. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE, FOREIGN CURRENCY, AND PUT OPTION ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses that are caused by the change in fair value on derivatives in which the Company does not qualify for "hedge treatment" under GAAP. Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133"), requires that changes in fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments primarily used by the Company include interest rate swaps, basis swaps, interest rate floor contracts, and cross-currency interest rate swaps. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the Company does not qualify its derivatives for "hedge treatment" as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. The Company believes these point-in-time estimates of asset and liability values associated with its derivatives that are subject to interest rate fluctuations make it difficult to evaluate the ongoing results of operations against its business plan and affect the period-to-period comparability of the results of operations. Included in base net income are the economic effects of the Company's derivative instruments, which includes any cash paid or received being recognized as an expense or revenue upon actual derivative settlements. These settlements are included in "Derivative settlements, net" on the Company's consolidated statements of operations.

Base net income excludes the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. In connection with the issuance of the Euro-denominated bonds, the Company has entered into cross-currency interest rate swaps. Under the terms of these agreements, the principal payments on the Euro-denominated notes will effectively be paid at the exchange rate in effect at the issuance date of the bonds. The cross-currency interest rate swaps also convert the floating rate paid on the Euro-denominated bonds' (EURIBOR index) to an index based on LIBOR. Included in base net income are the economic effects of any cash paid or received being recognized as an expense or revenue upon actual settlements of the cross-currency interest rate swaps. These settlements are included in "Derivative settlements, net" on the Company's consolidated statements of operations. However, the gains or losses caused by the re-measurement of the Euro-denominated bonds to U.S. dollars and the change in market value of the cross-currency interest rate swaps are excluded from base net income as the Company believes the point-in-time estimates of value that are subject to currency rate fluctuations related to these financial instruments make it difficult to evaluate the ongoing results of operations against the Company's business plan and affect the period-to-period comparability of the results of operations. The re-measurement of the Euro-denominated bonds correlates with the change in fair value of the cross-currency interest rate swaps. However, the Company will experience unrealized gains or losses related to the cross-currency interest rate swaps if the two underlying indices (and related forward curve) do not move in parallel.

Base net income also excludes the change in fair value of put options issued by the Company for certain business acquisitions. The put options are valued by the Company each reporting period using a Black-Scholes pricing model. Therefore, the fair value of these options is primarily affected by the strike price and term of the underlying option, the Company's current stock price, and the dividend yield and volatility of the Company's stock. The Company believes these point-in-time estimates of value that are subject to fluctuations make it difficult to evaluate the ongoing results of operations against the Company's business plans and affects the period-to-period comparability of the results of operations.

The gains and/or losses included in "Derivative market value, foreign currency, and put option adjustments" on the Company's consolidated statements of operations are primarily caused by interest rate and currency volatility, changes in the value of put options based on the inputs used in the Black-Scholes pricing model, as well as the volume and terms of put options and of derivatives not receiving hedge treatment. Base net income excludes these unrealized gains and losses and isolates the effect of interest rate, currency, and put option volatility on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the put options and the derivative instruments (but not the underlying hedged item) tend to show more volatility in the short term.

AMORTIZATION OF INTANGIBLE ASSETS: Base net income excludes the amortization of acquired intangibles, which arises primarily from the acquisition of definite life intangible assets in connection with the Company's acquisitions, since the Company feels that such charges do not drive the Company's operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations.

NON-CASH STOCK BASED COMPENSATION RELATED TO BUSINESS COMBINATIONS: The Company has structured certain business combinations in which the stock consideration paid has been dependent on the sellers' continued employment with the Company. As such, the value of the consideration paid is recognized as compensation expense by the Company over the term of the applicable employment agreement. Base net income excludes this expense because the Company believes such charges do not drive its operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations. If the Company did not enter into the employment agreements in connection with the acquisition, the amount paid to these former shareholders of the acquired entity would have been recorded by the Company as additional consideration of the acquired entity, thus, not having an effect on the Company's results of operations.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income compared with the rate based on the special allowance payment formula in declining interest rate environments. The Company refers to this additional income as variable-rate floor income. The Company excludes variable-rate floor income from its base net income since its timing and amount (if any) is uncertain, it has been eliminated by legislation for all loans originated on and after April 1, 2006, and it is in excess of expected spreads. In addition, because variable-rate floor income is subject to the underlying rate for the subject loans being reset annually on July 1, it is a factor beyond the Company's control which can affect the period-to-period comparability of results of operations.

DISCONTINUED OPERATIONS: In May 2007, the Company sold EDULINX. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The Company presents base net income excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company.

SPECIAL ALLOWANCE YIELD ADJUSTMENT AND RELATED HEDGING ACTIVITY: The Company excludes the special allowance yield adjustment and the net settlements received or paid on those derivative instruments used to hedge the student loans that were earning 9.5% special allowance payments. Pursuant to the settlement agreement entered into with the Department, effective July 1, 2006, the Company no longer receives 9.5% special allowance payments. Prior to this agreement, the Company excluded the special allowance yield adjustments from base net income because the Company expected 9.5% special allowance payments to decline over time due to the fact that in April 2004 it ceased adding loans receiving 9.5% special allowance payments to its portfolio.

IMPACT OF LEGISLATIVE AND RESTRUCTURING CHARGES TO BASE NET INCOME

The following table summarizes the impact of the legislative and restructuring charges recognized by the Company during the three and nine month periods ended September 30, 2007 to the Company's non-GAAP performance measure referred to as base net income (see "Non-GAAP Performance Measures.") Additional detail related to the legislative and restructuring charges can be found under "Legislative Developments" and "Restructuring" in this earnings supplement.

                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                               ---------------------------------------- -----------------------------
                                               SEPTEMBER 30,   JUNE 30,  SEPTEMBER 30,  SEPTEMBER 30,   SEPTEMBER 30,
                                                   2007          2007         2006           2007           2006
                                               -------------  ---------- -------------- --------------  -------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Adjusted base net income (loss),
      excluding discontinued operations        $    (21,285)     21,741         26,655         25,140         64,489
Legislative charges, net of tax                      34,197           -              -         34,197              -
Restructuring charges, net of tax                     9,310           -              -          9,310              -
                                               -------------  ---------- -------------- --------------  -------------
Adjusted base net income (loss), excluding
      discontinued operations, legislative
      charges (net of tax), and restructuring
      charges (net of tax)                     $     22,222      21,741         26,655         68,647         64,489
                                               =============  ========== ============== ==============  =============
Earnings (loss) per share, basic and diluted:
Adjusted base net income (loss),
        excluding discontinued operations      $      (0.44)       0.44           0.49           0.50           1.20
Legislative charges, net of tax                        0.70           -              -           0.69              -
Restructuring charges, net of tax                      0.19           -              -           0.19              -
                                               -------------  ---------- -------------- --------------  -------------
Adjusted base net income (loss), excluding
      discontinued operations, legislative
      charges (net of tax), and restructuring
      charges (net of tax)                     $       0.45        0.44           0.49           1.38           1.20
                                               =============  ========== ============== ==============  =============

OPERATING SEGMENTS

The Company has five operating segments as defined in Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF ENTERPRISE AND RELATED INFORMATION ("SFAS No. 131") as follows: Asset Generation and Management, Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, Enrollment Services and List Management, and Software and Technical Services. The Company's operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. The accounting policies of the Company's operating segments are the same as those described in the summary of significant accounting policies included in the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. Intersegment revenues are charged by a segment to another segment that provides the product or service. Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

The management reporting process measures the performance of the Company's operating segments based on the management structure of the Company as well as the methodology used by management to evaluate performance and allocate resources. Management, including the Company's chief operating decision maker, evaluates the performance of the Company's operating segments based on their profitability. Management measures the profitability of the Company's operating segments based on base net income. Accordingly, information regarding the Company's operating segments is provided based on base net income. While base net income is not a substitute for reported results under GAAP, the Company relies on base net income to manage each operating segment because it believes this measure provides additional information regarding the operational and performance indicators that are most closely assessed by management.

In May 2007, the Company sold EDULINX, a Canadian student loan service provider and subsidiary of the Company. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The operating results of EDULINX were included in the Student Loan and Guaranty Servicing operating segment. The Company presents base net income excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company. Therefore, the results of operations for the Student Loan and Guaranty Servicing segment exclude the operating results of EDULINX for all periods presented.

ASSET GENERATION AND MANAGEMENT

In the Company's Asset Generation and Management segment, the Company generates primarily federally guaranteed student loans through direct origination or through acquisitions. The student loan assets are held in a series of education lending subsidiaries designed specifically for this purpose. Revenues are primarily generated from net interest income on the student loan assets. Earnings and earnings growth are directly affected by the size of the Company's portfolio of student loans, the interest rate characteristics of its portfolio, the costs associated with financing, servicing, and managing its portfolio, and the costs associated with origination and acquisition of the student loans in the portfolio, which includes, among other things, borrower benefits and rebate fees paid to the federal government. The Company generates the majority of its earnings from the spread, referred to as its student loan spread, between the yield it receives on its student loan portfolio and the costs previously described. While the spread may vary due to fluctuations in interest rates, the special allowance payments the Company receives from the federal government ensure the Company receives a minimum yield on its student loans, so long as certain requirements are met.

STUDENT LOAN AND GUARANTY SERVICING

The Student Loan and Guaranty Servicing segment provides for the servicing of the Company's student loan portfolios and the portfolios of third parties and servicing provided to guaranty agencies. The servicing activities include application processing, underwriting, disbursement of funds, customer service, account maintenance, federal reporting and billing collections, payment processing, default aversion, claim filing, and recovery/collection services. These activities are performed internally for the Company's portfolio in addition to generating fee revenue when performed for third-party clients. The following are the primary product and service offerings the Company offers as part of its Student Loan and Guaranty Servicing segment:

        o       Origination and servicing of FFELP loans;

        o Origination and servicing of non-federally insured student loans; and

        o       Servicing and support outsourcing for guaranty agencies.

TUITION PAYMENT PROCESSING AND CAMPUS COMMERCE

The Tuition Payment Processing and Campus Commerce segment provides actively managed tuition payment solutions, online payment processing, detailed information reporting, and data integration services to K-12 and post-secondary educational institutions, families, and students. In addition, this segment provides financial needs analysis for students applying for aid in private and parochial K-12 schools. This segment also provides customer-focused electronic transactions, information sharing, and account and bill presentment to educational institutions.

ENROLLMENT SERVICES AND LIST MANAGEMENT

The Enrollment Services and List Management segment provides a wide range of direct marketing products and services to help schools and businesses reach the middle school, high school, college bound high school, college, and young adult market places. In addition, this segment offers products and services that are focused on helping i) students plan and prepare for life after high school and
ii) colleges recruit and retain students.

SOFTWARE AND TECHNICAL SERVICES

The Software and Technical Services segment provides information technology products and full-service technical consulting, with core areas of business in educational loan software solutions, business intelligence, technical consulting services, and Enterprise Content Management (ECM) solutions.

SEGMENT OPERATING RESULTS

The tables below reflect base net income for each of the Company's operating segments. Reconciliation of the segment totals to the Company's operating results in accordance with GAAP is also included in the tables below.

                                                          THREE MONTHS ENDED SEPTEMBER 30, 2007
                        ------------------------------------------------------------------------------------------------------------
                                                               (DOLLARS IN THOUSANDS)
                                     STUDENT   TUITION   ENROLLMENT                                              "BASE NET
                           ASSET      LOAN     PAYMENT    SERVICES  SOFTWARE            CORPORATE  ELIMINATIONS  INCOME"      GAAP
                         GENERATION    AND    PROCESSING     AND       AND              ACTIVITY       AND     ADJUSTMENTS  RESULTS
                            AND     GUARANTY  AND CAMPUS    LIST    TECHNICAL  TOTAL      AND       RECLASS-     TO GAAP    OF OPER-
                         MANAGEMENT SERVICING  COMMERCE  MANAGEMENT SERVICES  SEGMENTS  OVERHEAD   IFICATIONS    RESULTS     ATIONS
                        ----------- --------- ---------- ---------- --------- --------- ---------- ----------- ----------- ---------
Total interest income   $  454,053     1,182       990         110         -   456,335      1,875       (533)        597    458,274
Interest expense           384,793         -         -           1         -   384,794      9,614       (533)          -    393,875
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
  Net interest income       69,260     1,182       990         109         -    71,541     (7,739)         -         597     64,399

Less provision for
loan losses                 18,340         -         -           -         -    18,340          -          -           -     18,340
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
  Net interest income
     after provision
     for loan losses        50,920     1,182       990         109         -    53,201     (7,739)         -         597     46,059
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
Other income (expense):
  Loan and guarantee
    servicing income           170    32,870         -           -         -    33,040          -          -           -     33,040
  Other fee-based income     3,526         -    10,316      23,471         -    37,313        712          -           -     38,025
  Software services income       -         -         -         169     5,257     5,426          -          -           -      5,426
  Other income               1,673         -        31           -         -     1,704      5,816          -           -      7,520
  Intersegment revenue           -    22,237       168         (37)    4,805    27,173      1,492    (28,665)          -          -
  Derivative market
     value, foreign
     currency,and put
     option adjustments          -         -         -           -         -         -          -          -      18,449     18,449
  Derivative
  settlements, net          (4,065)        -         -           -         -    (4,065)     1,729          -           -     (2,336)
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
     Total other
     income (expense)        1,304    55,107    10,515      23,603    10,062   100,591      9,749    (28,665)     18,449    100,124
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
Operating expenses:
  Salaries and benefits      6,154    21,961     5,312       8,095     6,537    48,059      9,691      2,292         503     60,545
  Restructure expense -
     severance and
     contract
     termination costs       1,921     1,231         -         737        58     3,947      1,009     (4,956)          -          -
  Impairment of assets      28,291         -         -      11,401         -    39,692      9,812          -           -     49,504
  Other expenses             7,429     8,565     2,029      13,809       689    32,521     19,822        168      10,885     63,396
  Intersegment expenses     20,924     1,613       (15)         67       147    22,736      3,433    (26,169)          -          -
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
     Total operating
     expenses               64,719    33,370     7,326      34,109     7,431   146,955     43,767    (28,665)     11,388    173,445
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------

     Income (loss)
     before
     income taxes          (12,495)   22,919     4,179     (10,397)    2,631     6,837    (41,757)         -       7,658    (27,262)
Income tax expense
(benefit) (a)               (4,748)    8,709     1,588      (3,951)    1,000     2,598    (16,233)         -       2,971    (10,664)
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
     Net income
     (loss) from
     continuing
     operations             (7,747)   14,210     2,591      (6,446)    1,631     4,239    (25,524)         -       4,687    (16,598)
Income (loss) from
  discontinued
  operations,
  net of tax                     -         -         -           -         -         -          -          -         909        909
                        ----------- --------- --------- ----------- --------- --------- ---------- ---------- ------------ ---------
     Net income (loss)  $   (7,747)   14,210     2,591      (6,446)    1,631     4,239    (25,524)         -       5,596    (15,689)
                        =========== ========= ========= =========== ========= ========= ========== ========== ============ =========


        (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.


                                                         THREE MONTHS ENDED SEPTEMBER 30, 2006
                        ------------------------------------------------------------------------------------------------------------
                                                               (DOLLARS IN THOUSANDS)
                                     STUDENT   TUITION   ENROLLMENT                                              "BASE NET
                           ASSET      LOAN     PAYMENT    SERVICES  SOFTWARE            CORPORATE  ELIMINATIONS  INCOME"      GAAP
                         GENERATION    AND    PROCESSING     AND       AND              ACTIVITY       AND     ADJUSTMENTS  RESULTS
                            AND     GUARANTY  AND CAMPUS    LIST    TECHNICAL  TOTAL      AND       RECLASS-     TO GAAP    OF OPER-
                         MANAGEMENT SERVICING  COMMERCE  MANAGEMENT SERVICES  SEGMENTS  OVERHEAD   IFICATIONS    RESULTS     ATIONS
                        ----------- --------- ---------- ---------- --------- --------- ---------- ----------- ----------- ---------

Total interest income   $  402,014      2,471     1,098        144        24   405,751        498        (175)         -    406,074
Interest expense           327,166          -         3          -         -   327,169      6,772        (175)         -    333,766
                        ----------- ---------- --------- ---------- --------- --------- ---------- ----------- ------------ --------
     Net interest
     income                 74,848      2,471     1,095        144        24    78,582     (6,274)          -          -     72,308

Less provision
for loan losses              1,700          -         -          -         -     1,700          -           -          -      1,700
                        ----------- ---------- --------- ---------- --------- --------- ---------- ----------- ------------ --------
     Net interest
     income after
     provision
     for loan losses        73,148      2,471     1,095        144        24    76,882     (6,274)          -          -     70,608
                        ----------- ---------- --------- ---------- --------- --------- ---------- ----------- ------------ --------
Other income (expense):
     Loan and guarantee
     servicing income            -     32,212         -          -         -    32,212          -           -          -     32,212
     Other fee-based
     income                  2,538          -     8,810     19,873         -    31,221          -           -          -     31,221
     Software services
     income                     67          -         -         52     4,280     4,399          -           -          -      4,399
     Other income           12,917          7         -          -         -    12,924        654           -          -     13,578
     Intersegment revenue        -     15,831       137         (9)    4,629    20,588        310     (20,898)         -          -
     Derivative market
       value, foreign
       currency,
       and put option
       adjustments               -          -         -          -         -         -          -           -    (79,908)   (79,908)
     Derivative
     settlements, net        6,966          -         -          -         -     6,966     (1,993)          -          -      4,973
                        ----------- ---------- --------- ---------- --------- ----------- -------- ----------- ------------ --------
        Total other
        income (expense)    22,488     48,050     8,947     19,916     8,909   108,310     (1,029)    (20,898)   (79,908)     6,475
                        ----------- ---------- --------- ---------- --------- ----------- -------- ----------- ------------ --------
Operating expenses:
  Salaries and benefits     14,367     20,320     4,285      5,437     5,736    50,145     10,052      (3,539)       476     57,134
  Other expenses            11,627      8,495     1,901     13,344       766    36,133     14,832           -      6,189     57,154
  Intersegment expenses     12,813      3,729       497          -         -    17,039        320     (17,359)         -          -
                        ----------- ---------- --------- ---------- --------- --------- ---------- ----------- ------------ --------
     Total operating
     expenses               38,807     32,544     6,683     18,781     6,502   103,317     25,204     (20,898)     6,665    114,288
                        ----------- ---------- --------- ---------- --------- --------- ---------- ----------- ------------ --------

     Income (loss)
     before income
     taxes                  56,829     17,977     3,359      1,279     2,431    81,875    (32,507)          -    (86,573)   (37,205)
Income tax expense
(benefit) (a)               21,595      6,831     1,276        486       924    31,112    (13,302)          -    (31,554)   (13,744)
                        ----------- ---------- --------- ---------- --------- --------- ----------- ----------- ------------ -------
     Net income (loss)
     from continuing
     operations             35,234     11,146     2,083        793     1,507    50,763    (19,205)          -    (55,019)   (23,461)
Income (loss) from
discontinued operations,
net of tax                       -          -         -          -         -         -          -           -      1,107      1,107
                        ----------- ---------- --------- ---------- --------- --------- ----------- ----------- ------------ -------
     Net income (loss)   $  35,234     11,146     2,083        793     1,507    50,763    (19,205)          -    (53,912)   (22,354)
                        =========== ========== ========= ========== ========= ========= =========== =========== ============ =======


        (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.

                                                            NINE MONTHS ENDED SEPTEMBER 30, 2007
                        ------------------------------------------------------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
                                     STUDENT   TUITION   ENROLLMENT                                              "BASE NET
                           ASSET      LOAN     PAYMENT    SERVICES  SOFTWARE            CORPORATE  ELIMINATIONS  INCOME"      GAAP
                         GENERATION    AND    PROCESSING     AND       AND              ACTIVITY       AND     ADJUSTMENTS  RESULTS
                            AND     GUARANTY  AND CAMPUS    LIST    TECHNICAL  TOTAL      AND       RECLASS-     TO GAAP    OF OPER-
                         MANAGEMENT SERVICING  COMMERCE  MANAGEMENT SERVICES  SEGMENTS  OVERHEAD   IFICATIONS    RESULTS     ATIONS
                        ----------- --------- ---------- ---------- --------- --------- ---------- ----------- ----------- ---------
Total interest income    $1,301,947     4,607      2,670        290        18  1,309,532      6,230     (3,737)      597  1,312,622
Interest expense          1,084,792         -          7          5         -  1,084,804     31,196     (3,737)        -  1,112,263
                          ---------- --------- ----------- ---------- --------- ---------- ---------- ---------- -------- ----------
  Net interest income       217,155     4,607      2,663        285        18    224,728    (24,966)         -       597    200,359

Less provision for
loan losses                  23,628         -          -          -         -     23,628          -          -         -     23,628
                          ---------- --------- ----------- ---------- --------- ---------- ---------- ---------- --------- ---------
  Net interest income
     after provision
     for loan losses        193,527     4,607      2,663        285        18    201,100    (24,966)         -       597    176,731
                          ---------- --------- ----------- ---------- --------- ---------- ---------- ---------- --------- ---------
Other income (expense):
  Loan and guarantee
  servicing income              288    94,828          -          -         -     95,116          -          -         -     95,116
  Other fee-based income     10,511         -     31,492     73,341         -    115,344        972          -         -    116,316
  Software services income        -         -          -        456    16,566     17,022          -          -         -     17,022
  Other income                7,617        11         59          -         -      7,687      9,649          -         -     17,336
  Intersegment revenue            -    58,821        508        891    13,026     73,246      7,608    (80,854)        -          -
  Derivative market value,
  foreign currency,
     and put option
     adjustments                  -         -          -          -         -          -          -          -    11,866     11,866
  Derivative
  settlements, net           (4,950)        -          -          -         -     (4,950)    12,050          -         -      7,100
                          --------- --------- ----------- ---------- --------- ---------- ---------- ---------- --------- ----------
      Total other
      income (expense)       13,466   153,660     32,059     74,688    29,592    303,465     30,279    (80,854)   11,866    264,756
                          --------- --------- ----------- ---------- --------- ---------- ---------- ---------- --------- ----------
Operating expenses:
  Salaries and benefits     20,600     66,988     15,312     26,486    18,869    148,255     34,669     (2,370)    1,456    182,010
  Restructure expense -
  severance and contract
     termination costs       1,921      1,231          -        737        58      3,947      1,009     (4,956)        -          -
  Impairment of assets      28,291          -          -     11,401         -     39,692      9,812          -         -     49,504
  Other expenses            22,940     26,219      6,522     42,957     2,224    100,862     58,762        168    24,014    183,806
  Intersegment expenses     59,594      8,681        384        252       550     69,461      4,235    (73,696)        -          -
                          --------- --------- ----------- ---------- --------- ---------- ---------- ---------- --------- ----------
     Total operating
     expenses              133,346    103,119     22,218     81,833    21,701    362,217    108,487    (80,854)   25,470    415,320
                          --------- --------- ----------- ---------- --------- ---------- ---------- ---------- ---------- ---------
     Income (loss)
     before income taxes    73,647     55,148     12,504     (6,860)    7,909    142,348   (103,174)             (13,007)    26,167
Income tax expense
(benefit) (a)               27,986     20,956      4,752     (2,607)    3,006     54,093    (40,059)         -    (4,128)     9,906
                          --------- --------- ----------- ---------- --------- ---------- ---------- ---------- ---------- ---------
     Net income
     (loss) from
      continuing operations 45,661     34,192      7,752     (4,253)    4,903     88,255    (63,115)         -    (8,879)    16,261
Income (loss)
from discontinued
operations,
net of tax                       -          -          -          -         -          -          -          -    (2,416)    (2,416)
                         ---------- --------- ----------- ---------- --------- ---------- ---------- ---------- ---------- ---------
     Net income (loss)   $  45,661     34,192      7,752     (4,253)    4,903     88,255    (63,115)         -   (11,295)    13,845
                         ========== ========= =========== ========== ========= ========== ========== ========== ========== =========


        (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.


                                                           NINE MONTHS ENDED SEPTEMBER 30, 2006
                        ------------------------------------------------------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
                                     STUDENT   TUITION   ENROLLMENT                                              "BASE NET
                           ASSET      LOAN     PAYMENT    SERVICES  SOFTWARE            CORPORATE  ELIMINATIONS  INCOME"      GAAP
                         GENERATION    AND    PROCESSING     AND       AND              ACTIVITY       AND     ADJUSTMENTS  RESULTS
                            AND     GUARANTY  AND CAMPUS    LIST    TECHNICAL  TOTAL      AND       RECLASS-     TO GAAP    OF OPER-
                         MANAGEMENT SERVICING  COMMERCE  MANAGEMENT SERVICES  SEGMENTS  OVERHEAD   IFICATIONS    RESULTS     ATIONS
                        ----------- --------- ---------- ---------- --------- --------- ---------- ----------- ----------- ---------

Total interest income    $1,128,285     5,905     2,685        356         67  1,137,298     1,483       (579)         -  1,138,202
Interest expense            876,259         -         5          -          -    876,264    17,874       (579)         -    893,559
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ---------
  Net interest income       252,026     5,905     2,680         356        67    261,034   (16,391)         -          -    244,643

Less provision
for loan losses              13,508         -         -           -         -     13,508         -          -          -     13,508
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ---------
  Net interest
  income after
  provision
     for loan losses        238,518     5,905     2,680         356        67    247,526   (16,391)         -          -    231,135
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ---------

Other income
(expense):
  Loan and guarantee
  servicing income                -    91,428         -           -         -     91,428         -          -          -     91,428
  Other fee-based income      8,472         -    25,483      31,495         -     65,450         -          -          -     65,450
  Software services income      182         1         -          92    11,551     11,826         -          -          -     11,826
  Other income               16,720        68         -           -         -     16,788     1,683          -          -     18,471
  Intersegment revenue            -    46,015       365         756    13,014     60,150       506    (60,656)         -          -
  Derivative
    market value,
    foreign currency,
    and put option
    adjustments                   -         -         -           -         -          -         -          -    (11,565)   (11,565)
  Derivative
  settlements, net           18,412         -         -           -         -     18,412    (1,993)         -          -     16,419
                           ------------------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------
     Total other
     income (expense)        43,786   137,512  25,848        32,343    24,565    264,054       196    (60,656)   (11,565)   192,029
                           ------------------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------

Operating expenses:
  Salaries and benefits      39,776    62,426    13,087       8,549    15,709    139,547    28,864     (8,296)     1,271    161,386
  Other expenses             38,628    24,106     6,157      16,047     2,214     87,152    42,956          -     17,304    147,412
  Intersegment expenses      38,959     9,386       497           -         -     48,842     3,518    (52,360)         -          -
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------
     Total operating
     expenses               117,363    95,918    19,741      24,596    17,923    275,541    75,338    (60,656)    18,575    308,798
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------

     Income (loss)
     before income
     taxes                  164,941    47,499     8,787       8,103     6,709    236,039   (91,533)         -    (30,140)    114,366
Income tax expense
(benefit) (a)                62,678    18,049     3,338       3,079     2,549     89,693   (37,355)         -    (10,002)     42,336
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------
    Net income
    (loss) before
    minority interest       102,263    29,450     5,449       5,024     4,160    146,346   (54,178)         -    (20,138)    72,030
Minority interest
in subsidiary income              -         -      (242)          -         -       (242)        -          -          -       (242)
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------
     Net income
     (loss) from
     continuing
      operations            102,263    29,450     5,207       5,024     4,160    146,104   (54,178)         -    (20,138)    71,788
Income (loss)
from discontinued
operations,
net of tax                        -         -         -           -         -          -         -          -      3,677      3,677
                         ----------- --------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------
     Net income (loss)    $ 102,263    29,450     5,207       5,024     4,160     146,104  (54,178)         -    (16,461)    75,465
                         =========== ========= ========= =========== ========= ========== ========= ========== ========== ==========


        (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.


Corporate Activity and Overhead in the previous tables primarily includes the following items:

        o       Income earned on certain investment activities;
        o       Interest expense incurred on unsecured debt transactions;
        o Other products and service offerings that are not considered operating segments; and
        o Corporate activities and overhead functions such as executive management, human resources, accounting and finance, legal, marketing, and corporate technology support.

The adjustments required to reconcile from the Company's base net income measure to its GAAP results of operations relate to differing treatments for derivatives, foreign currency transaction adjustments, amortization of intangible assets, discontinued operations, and certain other items that management does not consider in evaluating the Company's operating results. See "Non-GAAP Performance Measures." The following tables reflect adjustments associated with these areas by operating segment and Corporate Activity and Overhead for the three and nine months ended September 30, 2007 and 2006:

                                                                           STUDENT       TUITION    ENROLLMENT
                                                  ASSET         LOAN        PAYMENT      SERVICES    SOFTWARE   CORPORATE
                                                GENERATION      AND       PROCESSING        AND        AND      ACTIVITY
                                                   AND        GUARANTY    AND CAMPUS       LIST     TECHNICAL      AND
                                                MANAGEMENT   SERVICING     COMMERCE     MANAGEMENT   SERVICES   OVERHEAD    TOTAL
                                               -----------   ---------     ---------    ----------  ---------   --------  ---------
                                                                             (DOLLARS IN THOUSANDS)
                                                                       THREE MONTHS ENDED SEPTEMBER 30, 2007
                                               ------------------------------------------------------------------------------------
Derivative market value, foreign currency, and
      put option adjustments                   $   (20,017)          -             -            -          -      1,568    (18,449)
Amortization of intangible assets                    1,372       1,350         1,434        6,442        287          -     10,885
Non-cash stock based compensation related                                                                  -
      to business combinations                           -           -             -            -          -        503        503
Variable-rate floor income                            (597)          -             -            -          -          -       (597)
Income (loss) from discontinued operations,
   net of tax                                            -        (909)            -            -          -          -       (909)
Net tax effect (a)                                   7,312        (513)         (545)      (2,448)      (109)      (726)     2,971
                                               ------------  -----------  ------------  ----------- ---------   --------- ----------
Total adjustments to GAAP                      $   (11,930)        (72)          889        3,994        178      1,345     (5,596)
                                               ============  ===========  ============  =========== =========   ========= ==========

                                                                           THREE MONTHS ENDED SEPTEMBER 30, 2006
                                               -------------------------------------------------------------------------------------
Derivative market value, foreign currency, and
      put option adjustments                   $    76,404           -             -            -          -      3,504     79,908
Amortization of intangible assets                    2,228       1,038         1,305        1,498        120          -      6,189
Non-cash stock based compensation related
      to business combinations                           -           -             -            -          -        476        476
Variable-rate floor income                               -           -             -            -          -          -          -
Income (loss) from discontinued operations,
  net of tax                                             -      (1,107)            -            -          -          -     (1,107)
Net tax effect (a)                                 (29,880)       (382)         (496)        (569)       (46)      (181)   (31,554)
                                               ------------  -----------  ------------  ----------- ---------   --------- ----------
Total adjustments to GAAP                      $    48,752        (451)          809          929         74      3,799     53,912
                                               ============  ===========  ============  =========== =========   ========= ==========

                                                                           NINE MONTHS ENDED SEPTEMBER 30, 2007
                                               -------------------------------------------------------------------------------------

Derivative market value, foreign currency, and
      put option adjustments                   $    (7,801)          -             -            -          -     (4,065)   (11,866)
Amortization of intangible assets                    5,197       3,744         4,372        9,797        904          -     24,014
Non-cash stock based compensation related
      to business combinations                           -           -             -            -          -      1,456      1,456
Variable-rate floor income                            (597)          -             -            -          -          -      (597)
Income (loss) from discontinued operations,
  net of tax                                             -       2,416             -            -          -          -      2,416
Net tax effect (a)                                   1,216      (1,423)       (1,661)      (3,723)      (343)     1,806     (4,128)
                                               ------------  ----------  ------------  -----------  ---------  ---------  ---------
Total adjustments to GAAP                      $    (1,985)      4,737         2,711        6,074        561       (803)    11,295
                                               ============  ==========  ============  ===========  =========  =========  =========

                                                                          NINE MONTHS ENDED SEPTEMBER 30, 2006
                                               -------------------------------------------------------------------------------------

Derivative market value, foreign currency, and
      put option adjustments                   $     7,744           -             -            -          -      3,821     11,565
Amortization of intangible assets                    6,684       3,369         4,173        2,718        360          -     17,304
Non-cash stock based compensation related
      to business combinations                           -           -             -            -          -      1,271      1,271
Variable-rate floor income                               -           -             -            -          -          -          -
Income (loss) from discontinued operations,
  net of tax                                             -      (3,677)            -            -          -          -     (3,677)
Net tax effect (a)                                  (5,482)     (1,281)       (1,585)      (1,033)      (138)      (483)   (10,002)
                                               ------------  ----------  ------------  -----------  ---------  ---------  ---------
Total adjustments to GAAP                      $     8,946      (1,589)        2,588        1,685        222      4,609     16,461
                                               ============  ==========  ============  ===========  =========  =========  =========


 (a) Tax effect computed at 38%. The change in the value of the put option (included in Corporate Activity and Overhead) is not tax effected as this is not deductible for income tax purposes.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of the Company's loan portfolio:

                                              AS OF                    AS OF                  AS OF
                                       SEPTEMBER 30, 2007        DECEMBER 31, 2006       SEPTEMBER 30, 2006
                                     ----------------------    --------------------   ------------------------
                                                    PERCENT                PERCENT                    PERCENT
                                       DOLLARS     OF TOTAL     DOLLARS    OF TOTAL     DOLLARS       OF TOTAL
                                     ------------- --------    ---------- ---------   -------------- ---------
                                                               (DOLLARS IN THOUSANDS)
Federally insured:
   Stafford                          $  6,683,801     25.1 %  $  5,724,586     24.1 %  $  6,290,116      27.4 %
   PLUS/SLS                               419,940      1.6         365,112      1.5         391,981       1.7
   Consolidation                       18,824,726     70.9      17,127,623     72.0      15,672,102      68.3
Non-federally insured                     251,503      0.9         197,147      0.8         180,462       0.8
                                     ------------- --------    ------------ --------   ------------- ---------

     Total                             26,179,970     98.5      23,414,468     98.4      22,534,661      98.2

Unamortized premiums and deferred
   origination costs                      460,167      1.7         401,087      1.7         424,151       1.9
Allowance for loan losses:
   Allowance - federally insured          (23,907)    (0.1)         (7,601)    (0.0)         (7,517)      0.0
   Allowance - non-federally insured      (20,107)    (0.1)        (18,402)    (0.1)        (17,577)     (0.1)
                                     ------------- --------    ------------ --------   ------------- ---------

     Net                             $ 26,596,123    100.0 %  $ 23,789,552    100.0 %  $ 22,933,718     100.0 %
                                     ============= ========    ============ ========   ============= =========

The following table sets forth the loans originated or acquired through each of the Company's channels:

                                                           THREE MONTHS ENDED                     NINE MONTHS ENDED
                                               -------------------------------------------  ------------------------------
                                               SEPTEMBER 30,   JUNE 30,     SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                   2007          2007           2006             2007             2006
                                               -------------  ------------ ---------------  ---------------  -------------
                                                                         (DOLLARS IN THOUSANDS)

Beginning balance                              $ 25,746,000    24,617,030     22,012,670      23,414,468     19,912,955
Direct channel:
    Consolidation loan originations                 914,842       836,711      1,493,981       2,815,791      3,563,910
    Less consolidation of existing portfolio       (537,539)     (438,993)      (726,700)     (1,450,326)    (1,727,900)
                                               -------------  ------------  -------------   -------------   ------------
      Net consolidation loan originations           377,303       397,718        767,281       1,365,465      1,836,010
    Stafford/PLUS loan originations                 426,740       141,882        385,997         923,450        843,162
Branding partner channel (a) (b)                    125,220       255,703         94,229         583,213        841,258
Forward flow channel                                178,226       392,174        336,775         946,342      1,268,288
Other channels (b)                                   24,373       560,796          2,070         791,087        480,528
                                               -------------  ------------  -------------   -------------   ------------
    Total channel acquisitions                    1,131,862     1,748,273      1,586,352       4,609,557      5,269,246

Repayments, claims, capitalized
    interest, and other                            (192,700)     (397,556)      (368,789)       (826,066)    (1,187,813)
Consolidation loans lost to external parties       (200,719)     (187,350)      (342,400)       (627,473)      (923,600)
Loans sold                                         (304,473)      (34,397)      (353,172)       (390,516)      (536,127)
                                               -------------  ------------  -------------   -------------   ------------
Ending balance                                 $ 26,179,970    25,746,000     22,534,661      26,179,970     22,534,661
                                               =============  ============  =============   =============   ============

(a) Included in the branding partner channel are private loan originations of $22.1 million, $17.8 million, and $14.9 million for the three months ended September 30, 2007, June 30, 2007, and September 30, 2006, respectively, and $84.2 million and $36.0 million for the nine months ended September 30, 2007 and 2006, respectively.

(b) Included in other channels for the nine months ended September 30, 2006 is $190.1 million of acquisitions that were previously presented as branding partner channel acquisitions. This reclassification was made for comparative purposes due to the nature of the transactions.

STUDENT LOAN SPREAD

The following table analyzes the student loan spread on the Company's portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                               THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                     --------------------------------------------  -----------------------------
                                                      SEPTEMBER 30     JUNE 30,      SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                          2007           2007             2006          2007           2006
                                                     --------------  ------------  --------------  --------------  -------------
Student loan yield                                            7.83 %        7.93 %          7.91 %          7.87 %         7.84 %
Consolidation rebate fees                                    (0.76)        (0.78)          (0.72)          (0.77)         (0.71)
Premium and deferred origination costs amortization          (0.36)        (0.37)          (0.39)          (0.36)         (0.41)
                                                     --------------  ------------  --------------  --------------  -------------

Student loan net yield                                        6.71          6.78            6.80            6.74           6.72
Student loan cost of funds (a)                               (5.65)        (5.50)          (5.32)          (5.54)         (4.99)
                                                     --------------  ------------  --------------  --------------  -------------

Student loan spread                                           1.06          1.28            1.48            1.20           1.73
Variable-rate floor income                                   (0.01)            -               -               -              -
Special allowance yield adjustments, net of
   settlements on derivatives (b)                                -             -           (0.14)              -          (0.28)
                                                     --------------  ------------  --------------  --------------  -------------

Core student loan spread                                      1.05 %        1.28 %          1.34 %          1.20 %         1.45 %
                                                     ==============  ============  ==============  ==============  =============

Average balance of student loans (in thousands)       $ 25,866,660    24,687,280      22,170,118      24,799,585     21,268,972
Average balance of debt outstanding (in thousands)      27,321,874    26,158,525      23,881,928      26,293,342     22,984,011


(a) The student loan cost of funds includes the effects of net settlement costs on the Company's derivative instruments used to hedge the Company's student loan portfolio.

(b) The special allowance yield adjustments represent the impact on net spread had loans earned at statutorily defined rates under a taxable financing. The special allowance yield adjustments include net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield. On January 19, 2007, the Company entered into a Settlement Agreement with the Department to resolve the audit by the OIG of the Company's portfolio of student loans receiving 9.5% special allowance payments. Under the terms of the Agreement, all 9.5% special allowance payments were eliminated for periods on and after July 1, 2006. The Company had been deferring recognition of 9.5% special allowance payments related to those loans subject to the OIG audit effective July 1, 2006 pending satisfactory resolution of this issue.

INTEREST RATE SENSITIVITY

A portion of the Company's student loan assets earn a fixed rate. As a result, management has historically used fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. The following table shows the Company's student loan assets currently earning at a fixed rate as of September 30, 2007:

                  BORROWER/
      FIXED        LENDER          ESTIMATED
     INTEREST     WEIGHTED         VARIABLE           BALANCE
       RATE        AVERAGE        CONVERSION         OF FIXED
      RANGE         YIELD            RATE (A)       RATE ASSETS
    ---------   --------------  ----------------   ------------
                                             (DOLLARS IN THOUSANDS)
    8.0-9.0 %        8.24 %            5.60 %     $    357,752
      >9.0           9.05              6.41            381,866
                                                  -------------
                                                  $    739,618
                                                  =============

    ----------------------

    (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.

As of September 30, 2007, the Company had $217.8 million of fixed-rate debt (excluding the Company's fixed-rate unsecured debt of $475.0 million) that was used by the Company to hedge fixed-rate student loan assets.

During the 4th quarter 2006, in consideration of not receiving 9.5% special allowance payments on a prospective basis, the Company entered into a series of off-setting interest rate swaps that mirrored the $2.45 billion in pre-existing interest rate swaps that the Company had utilized to hedge its loan portfolio receiving 9.5% special allowance payments against increases in interest rates.

During the 2nd quarter 2007, the Company entered into a series of off-setting interest rate swaps that mirrored the remaining interest rate swaps utilized to hedge the Company's student loan portfolio against increases in interest rates.

The net effect of the offsetting derivatives discussed above was to lock in a series of future income streams on underlying trades through their respective maturity dates. A summary of these interest rate swaps follow (notional amount in thousands):

                                 WEIGHTED                     WEIGHTED
                              AVERAGE FIXED                AVERAGE FIXED
                NOTIONAL       RATE PAID BY    NOTIONAL   RATE RECEIVED BY
 MATURITY        AMOUNT        THE COMPANY      AMOUNT       THE COMPANY
------------ --------------  --------------  ------------ ----------------

   2007       $    512,500       3.42 %      $   512,500       5.25 %
   2008            462,500       3.76            462,500       5.34
   2009            312,500       4.01            312,500       5.37
   2010          1,137,500       4.25          1,137,500       4.75
   2011                  -          -                  -          -
   2012            275,000       4.31            275,000       4.76
   2013            525,000       4.36            525,000       4.80
             --------------  --------------  ------------ ----------------
              $  3,225,000       4.05 %      $ 3,225,000       4.98 %
             ==============  ==============  ============ ================

In August 2007, the Company terminated all interest rate swaps summarized above for net proceeds of $50.8 million.


DERIVATIVE SETTLEMENTS

The following table summarizes the components of derivative settlements.

                                                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                                    --------------------------------------- ------------------------
                                                    SEPTEMBER 30,   JUNE 30,  SEPTEMBER 30, SEPTEMBER 30,  SEPTEMBER
                                                         2007         2007         2006         2007         2006
                                                    ------------- ----------- ------------- ------------- ----------
                                                                         (DOLLARS IN THOUSANDS)
Interest rate swaps - loan portfolio                 $         -     1,919        4,317        4,753         9,357
Basis swaps - loan portfolio                              (2,608)       58         (145)      (2,489)         (656)
Interest rate swaps - other (a)                            1,729     5,657            -       12,050             -
Special allowance yield adjustment derivatives (a)             -         -        7,909            -        19,794
Cross currency interest rate swaps                        (1,457)   (2,438)      (5,115)      (7,214)      (10,083)
Other (b)                                                      -         -       (1,993)           -        (1,993)
                                                    ------------- ----------- ------------- ------------- ----------
Derivative settlements, net                          $    (2,336)    5,196        4,973        7,100        16,419
                                                    ============= =========== ============= ============= ==========

(a) Derivative settlements for interest rate swaps "other" include settlements on the portfolio of derivatives that the Company had used to hedge 9.5% special allowance payments and the portfolio of off-setting interest rate swaps the Company entered into during the fourth quarter 2006. Settlements on the 9.5% special allowance derivatives were classified in the special allowance yield adjustment derivatives line item through September 30, 2006. Also included in derivative settlements for interest rate swaps "other" are the off-setting derivatives entered into in the 2nd quarter 2007.

(b) During 2006, the Company issued junior subordinated hybrid securities and entered into a derivative instrument to economically lock into a fixed interest rate prior to the actual pricing of the transaction. Upon pricing of these notes, the Company terminated this derivative instrument. The consideration paid by the Company to terminate this derivative was $2.0 million.

STUDENT LOAN SERVICING

The Company performs servicing activities for its own portfolio and third parties. The following table summarizes the Company's loan servicing volumes for FFELP and private loans. Loan servicing volumes for the Company's discontinued operations are excluded from the table.

                    AS OF              AS OF              AS OF
             SEPTEMBER 30, 2007  DECEMBER 31, 2006  SEPTEMBER 30, 2006
             ------------------  -----------------  ------------------
                               (DOLLARS IN MILLIONS)

Company                 25,491             21,869              20,772

Third Party              8,026              8,725               9,097
             ------------------  -----------------  ------------------
Total        $          33,517             30,594               29,869
             ==================  =================  ==================